SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                          of 1934 (Amendment No. ____)


Filed by the Registrant [ x ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ] Preliminary  Proxy Statement[ ]Confidential for Use of the Commission Only
[x] Definitive Proxy Statement       (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional  Materials
[ ] Soliciting  Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               Techne Corporation

                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]   $125  per  Exchange  Act  Rules   0-11(c)(1)(ii),   14a-6(i)(1)   or
      14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

[ ]   Fee computed on table below per Exchange Act Rules  14a-6(i)(4)
      and 0-11

1)    Title of each class of securities to which transaction applies:

2)    Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)    Proposed maximum aggregate value of transaction:

5)    Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as  provided  by  Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
1)    Amount Previously Paid:
2)    Form, Schedule or Registration Statement No.:
3)    Filing Party:
4)    Date Filed:

                               TECHNE CORPORATION


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   to be held
                                October 24, 1996


         The annual meeting of shareholders of Techne Corporation will be held at the offices of the Company, 614 McKinley Place N.E., Minneapolis, Minnesota, on Thursday, October 24, 1996, at 3:30 p.m. (Minneapolis Time), for the following purposes:

     1. To set the number of members of the Board of Directors at seven (7).

     2. To elect directors of the Company for the ensuing year.

     3. To take action upon any other business that may properly come before the meeting or any adjournment thereof.

     Only shareholders of record shown on the books of the Company at the close of business on September 13, 1996, will be entitled to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

     You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please sign, date and return your Proxy in the return envelope provided as soon as possible. Your cooperation in promptly signing and returning the Proxy will help avoid further solicitation expense to the Company.

     This Notice, the Proxy Statement and the enclosed Proxy are sent to you by order of the Board of Directors.



                                           THOMAS E. OLAND,
                                           President

Dated: September 24, 1996
       Minneapolis, Minnesota

                               TECHNE CORPORATION



                                 PROXY STATEMENT
                                       for
                         Annual Meeting of Shareholders
                           to be held October 24, 1996



                                  INTRODUCTION

     Your Proxy is solicited by the Board of Directors of Techne Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on October 24, 1996, and at any adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting.

     The cost of soliciting Proxies, including preparing, assembling and mailing the Proxies and soliciting material, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit Proxies personally or by telephone.

     Any shareholder giving a Proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary or other officer of the Company or by filing a new written Proxy with an officer of the Company. Personal attendance at the meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a subsequent Proxy is delivered to an officer before the revoked or superseded Proxy is used at the meeting.

     Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

     The mailing address of the Company's principal executive office is 614 McKinley Place N.E., Minneapolis, Minnesota 55413. The Company expects that this Proxy Statement and the related Proxy and Notice of Annual Meeting will first be mailed to shareholders on or about September 24, 1996.


                      OUTSTANDING SHARES AND VOTING RIGHTS

     The Board of Directors of the Company has fixed September 13, 1996, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on September 13, 1996, 9,496,728 shares of the Company's Common Stock were issued and outstanding. Such Common Stock is the only outstanding class of stock of the Company. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of the Common Stock are not entitled to cumulative voting rights in the election of directors.


                             PRINCIPAL SHAREHOLDERS

     The following table provides information concerning the only persons known to the Company to be the beneficial owners of more than five percent (5%) of the Company's outstanding Common Stock as of September 13, 1996:

                                  Amount and
Name and Address                  Nature of Shares                 Percent
of Beneficial Owner               Beneficially Owned(1)            of Class(2)

Kopp Investment Advisors, Inc.    1,447,536(3)                      15.2%
6600 France Avenue So.
Edina, Minnesota 55435

D. F. Dent & Co.                    565,624                          6.0%
2 East Read St.
Baltimore, Maryland 21202

Amgen Inc.                          535,947                          5.6%
1840 DeHavilland Drive
Thousand Oaks, California 91320

Wasatch Advisors, Inc.              516,730                          5.4%
68 S. Main Street
Salt Lake City, Utah 84101

Thomas E. Oland                     368,960(4)(5)                    3.9%
614 McKinley Place N.E.
Minneapolis, Minnesota 55413

Roger C. Lucas                      222,666(4)(6)                    2.3%
41 E. Pleasant Lake Dr.
North Oaks, Minnesota 55127

Peter R. Peterson                   529,140(7)                       5.6%
6111 Blue Circle Drive
Minnetonka, Minnesota 55343




(1) Unless otherwise indicated, the person listed as the beneficial owner of the shares has sole voting and sole investment power over the shares.

(2) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of September 13, 1996, or within sixty days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by the group.

(3) Kopp Investment Advisors, Inc. reports voting power over 5,000 of such shares and investment power over all such shares.

(4) Does not include 287,599 shares (3.0% of the Company's outstanding Common Stock) held by the Company's Stock Bonus Plan ("Stock Bonus Plan"), which are included in the group total in the Management Shareholdings table. The Company's Board of Directors, acting by a majority vote, currently directs the Trustee as to the voting of such shares.

(5) Includes 17,139 shares held by Thomas Oland and Associates, 51,481 shares held by the Thomas Oland and Associates Profit Sharing Plan and Trust and 71,777 shares subject to stock options which are exercisable as of September 13, 1996, or will become exercisable within 60 days of such date.

(6) Includes 10,000 shares subject to stock options which are exercisable as of September 13, 1996, or will become exercisable within 60 days of such date.

(7) Does not include shares, if any, which may be held from time to time in the trading account of Peterson Brothers Securities Company, a corporation of which Mr. Peterson is an affiliate. Mr. Peterson disclaims beneficial ownership of any such shares. Mr. Peterson is a former director, and was a promoter, of the Company.


                            MANAGEMENT SHAREHOLDINGS

     The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of September 13, 1996, by each executive officer of the Company named in the Summary Compensation Table, by each director who is a nominee for reelection and by all directors and executive officers (including the named individuals) as a group:

Name of Director           Number of Shares                       Percent
or Identity Group          Beneficially Owned(1)                  of Class(2)

Thomas E. Oland               368,960(3)                            3.9%
Roger C. Lucas                222,666(4)                            2.3%
Howard V. O'Connell            61,820(5)(6)                          *
James A. Weatherbee            59,252(7)                             *
Monica Tsang                   55,670(8)                             *
G. Arthur Herbert              46,355(5)(6)                          *
Thomas C. Detwiler             30,000(9)                             *
Lowell E. Sears                12,600(5)(10)                         *
Gerald J. Allen                11,000(11)                            *
Christopher S. Henney           7,500(5)(12)                         *
Randolph C. Steer, M.D.         5,000(5)(6)                          *
Officers and directors
  as a group (12 persons)   1,193,422(13)                          12.6%



*        Less than 1%

(1)      See Note (1) to preceding table.

(2)      See Note (2) to preceding table.

(3)      See Notes (4) and (5) to preceding table.

(4)      See Notes (4) and (6) to preceding table.

(5)      See Note (4) to preceding table.

(6) Includes 5,000 shares subject to options which are exercisable as of September 13, 1996 or will become exercisable within 60 days of such date. Does not include option to purchase 10,000 shares which will be granted on and will become exercisable as of the date of the Annual Meeting.

(7) Includes 40,000 shares subject to stock options which are exercisable as of September 13, 1996, or will become exercisable within 60 days of such date. Does not include the shares beneficially owned by Monica Tsang, Dr. Weatherbee's wife.

(8) Includes 40,000 shares subject to stock options which are exercisable as of September 13, 1996, or will become exercisable within 60 days of such date. Does not include the shares beneficially owned by James A. Weatherbee, Dr. Tsang's husband.

(9) Includes 30,000 shares subject to options which are exercisable as of September 13, 1996 or will become exercisable within 60 days of such date.

(10) Includes 12,500 shares subject to options which are exercisable as of September 13, 1996 or will become exercisable within 60 days of such date.

(11) Includes 11,000 shares subject to options which are exercisable as of September 13, 1996 or will become exercisable within 60 days of such date.

(12) Includes 7,500 shares subject to options which are exercisable as of September 13, 1996 or will become exercisable within 60 days of such date. Does not include option to purchase 10,000 shares which will be granted on and will become exercisable as of the date of the Annual Meeting.

(13) Includes 646,046 shares held directly by officers, directors and their associates, 287,599 shares held by the Stock Bonus Plan and 259,777 shares which may be purchased pursuant to options which are exercisable as of September 13, 1996 or will become exercisable within 60 days of such date.


                              ELECTION OF DIRECTORS
                              (Proposals #1 and #2)

General Information

     The Bylaws of the Company provide that the number of directors shall be determined by the shareholders at each annual meeting. The Board of Directors recommends that the number of directors be set at seven. Under applicable Minnesota law, approval of the proposal to set the number of directors at seven, as well as the election of each nominee, requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

     In the election of directors, each Proxy will be voted for each of the nominees listed below unless the Proxy withholds a vote for one or more of the nominees. Each person elected as a director shall serve for a term of one year or until his successor is duly elected and qualified. All of the nominees are members of the present Board of Directors. If any of the nominees should be unable to serve as a director by reason of death, incapacity or other unexpected occurrence, the Proxies solicited by the Board of Directors shall be voted by the proxy representatives for such substitute nominee as is selected by the Board, or, in the absence of such selection, for such fewer number of directors as results from such death, incapacity or other unexpected occurrence.

     The following table provides certain information with respect to the nominees for director.


                                              Current
                                           Position(s) with          Principal Occupation(s)                      Director
Name                               Age        Company                During Past Five Years                        Since



Thomas E. Oland                    55       Chairman of the           Chairman of the Board,                        1985
                                            Board,                    President and Treasurer of
                                            President,                the Company since
                                            Treasurer and             December 1985 and
                                            Director                  President of Research and
                                                                      Diagnostic Systems, Inc.
                                                                      ("R&D") since July 1982.

Roger C. Lucas                     53       Vice Chairman             Vice Chairman and Senior                      1985
                                            and Director              Scientific Advisor to the
                                                                      Company's Board since July
                                                                      1995.  Chief Scientific
                                                                      Officer, Executive Vice
                                                                      President and Secretary of
                                                                      the Company from
                                                                      December 1985 to March
                                                                      1995.

Howard V.                          66       Director                  Vice Chairman of Kinnard                      1985
O'Connell                                                             Investments, Inc. and its
                                                                      subsidiary, John G. Kinnard
                                                                      and Company, Incorporated,
                                                                      a securities broker-dealer,
                                                                      since February 1990.
                                                                      President of Kinnard
                                                                      Investments, Inc. from
                                                                      October 1979 to February
                                                                      1990.

G. Arthur Herbert                  70       Director                  Principal of CEO Advisors,                    1989
                                                                      a management and financial
                                                                      consulting firm, since
                                                                      January 1989; from January
                                                                      1969 to December 1988,
                                                                      President and Vice President
                                                                      Manager of Electro-Science
                                                                      Management Corp., a
                                                                      manager of Venture Capital
                                                                      Partnerships.  Director of
                                                                      Autonomous Technologies
                                                                      Corporation.



Randolph C. Steer,                 46       Director                  Consultant to the                             1990
M.D.                                                                  pharmaceutical and
                                                                      biotechnology
                                                                      industries
                                                                      since
                                                                      1989;
                                                                      Chairman/President
                                                                      and CEO of
                                                                      Advanced
                                                                      Therapeutics
                                                                      Communications
                                                                      International,
                                                                      a division
                                                                      of
                                                                      Physicians
                                                                      World
                                                                      Communications,
                                                                      a  medical
                                                                      communications
                                                                      corporation,
                                                                      from  1985
                                                                      to   1989.
                                                                      Director
                                                                      of
                                                                      BioCryst
                                                                      Pharmaceuticals,
                                                                      Inc.

Lowell E. Sears                    43       Director                  Private investor since April                  1994
                                                                      1994.  For more than five
                                                                      years prior thereto, Chief
                                                                      Financial Officer of Amgen
                                                                      Inc., a pharmaceutical
                                                                      company.  Director of
                                                                      Neose Pharmaceuticals, Inc.
                                                                      and CoCensys, Inc.

Christopher S.                     55       Director                  Chief Executive Officer of                    1996
Henney                                                                Activated Cell Therapy,
                                                                      Inc.,    a
                                                                      biotechnology
                                                                      company,
                                                                      since
                                                                      April
                                                                      1995.
                                                                      Executive
                                                                      Vice
                                                                      President
                                                                      of    ICOS
                                                                      Corporation,
                                                                      a
                                                                      biotechnology
                                                                      company,
                                                                      from April
                                                                      1990    to
                                                                      April
                                                                      1995.



Committee and Board Meetings

     The Company's Board of Directors has two standing Committees, the Audit Committee and the Compensation Committee. The Audit Committee (whose members are Messrs. Herbert, O'Connell, Steer and Sears) is responsible for reviewing the Company's internal audit procedures, the quarterly and annual financial statements of the Company and, with the Company's independent accountants, the results of the annual audit. The Audit Committee met three times during fiscal 1996. The Compensation Committee, whose members are Messrs. Herbert, O'Connell and Steer, recommends compensation for officers of the Company. The

Compensation Committee met four times during fiscal year 1996. The Board does not have a nominating committee.

     During fiscal 1996, the Board held four meetings. Each director attended 75% or more of the total number of meetings of the Board and of Committees of which he was a member.

Directors' Fees

     Directors who are not employees of the Company are compensated at the rate of $1,500 per month. Each nonemployee director also receives $750 for each Board or Committee meeting attended, each Committee Chairman receives $500 for each Committee meeting attended, and each Committee Secretary receives $250 for each Committee meeting attended. In addition, outside directors who do not hold a previously granted option which has not fully vested are automatically granted a 10,000 share option on election and upon each re-election as a director.


                             EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

     Compensation Committee Interlocks and Insider Participation. The Compensation Committee of the Board of Directors of the Company is composed of directors G. Arthur Herbert, Howard V. O'Connell and Randolph C. Steer, M.D. None of the members of the Committee is or ever has been an employee or officer of the Company and none are affiliated with any entity other than the Company with which an executive officer of the Company is affiliated.

     Overview and Philosophy. The Company's executive compensation program is comprised of base salaries, annual performance bonuses, long-term incentive compensation in the form of stock options, and various benefits, including the Company's profit sharing and savings plan in which all qualified employees of the Company participate. In addition, the Compensation Committee from time to time may award special cash bonuses or stock options related to non-recurring, extraordinary performance.

     The Compensation Committee has followed a policy of paying annual base salaries which are on the moderate side of being competitive in its industry and of awarding bonuses based on achievement of specific revenue, profit and non-monetary goals. If the goals are achieved, the officer receives an option to purchase a number of shares with a fair market value on date of grant equal to 20% of the officer's base salary and receives, at the election of the officer, either a cash bonus equal to 20% of base salary or an additional option to purchase a number of shares with a fair market value on date of grant equal to 170% of the cash bonus alternative. Bonuses are awarded on a prorated basis if between 85% and 100% of the specific revenue and profit goals are achieved. The goals are established annually by the Compensation Committee or President of the Company.

     The Company has formal employment agreements with a majority of its full-time executive officers. See "Employment Contracts and Change in Control Arrangements" below. The agreements provide for base salaries subject to annual review, bonuses as described above, benefits as provided to all employees and severance compensation in an amount equal to one month's base salary for each year of employment with the Company in the event that the officer's employment is terminated without cause or in connection with a sale or merger of the Company.

     Compensation in 1996. During fiscal 1996, the Company maintained its principal compensation policies and made adjustments in base salaries to reflect competitive industry and individual performance factors. The Committee, at the beginning of fiscal 1996, established performance criteria for officers based 70% on growth in revenues and earnings and, working through the Company's Chief Executive Officer, 30% on individual goals which, if met, would permit each officer to earn a cash bonus and additional stock options. The Company achieved record revenues and earnings. On the basis of performance against the criteria established, the Committee at the close of fiscal 1996 awarded the bonuses and stock options indicated in the table below under "Summary Compensation Table".

     In February of 1996 the Compensation Committee agreed with Dr. Roger C. Lucas, Vice Chairman of the Company, to cancel a July 1, 1995 supplement to his employment agreement with the Company and to return to the original agreement which provides for his employment on a part-time basis through June of 1997 at a compensation rate of $200,000 per year. In connection with that action, the Committee and Dr. Lucas also agreed to reduce from 50,000 shares to 20,000 shares a previously granted option to purchase Common Stock of the Company at $13.50 per share. The option vested as to 10,000 shares on June 20, 1996, will vest as to 10,000 shares on June 30, 1997, expires July 1, 2005 and is contingent on his continued services as employee, consultant or director of the Company. The changes in the arrangements with Dr. Lucas were made to reflect his role in the management of the Company and its strategic growth.

     General. The Company provides medical and insurance benefits to its executive officers which are generally available to all Company employees. The Company has a profit sharing and savings plan in which all qualified employees, including the executive officers, participate. In each of the past three fiscal years the Company has contributed to the plan an amount equal to approximately 9% to 10% of gross wages. One half of the assets of the plan have been invested in Common Stock of the Company. The amount of perquisites allowed to executive officers, as determined in accordance with rules of the Securities and Exchange Commission, did not exceed 10% of salary in fiscal 1996.

     Chief Executive Officer Compensation. Thomas E. Oland served as the Company's Chief Executive Officer in fiscal 1996. His compensation was determined in accordance with the policies described above as applicable to all executive officers. His base salary was increased from $165,000 in fiscal 1995 to $175,000 in fiscal 1996 in light of the Company's increase in revenues and earnings. For fiscal 1996 performance he earned but waived a cash bonus. He is eligible for a bonus in fiscal 1997 in accordance with criteria established by the Compensation Committee which are based 80% on the Company's achievement of revenue and profit goals and 20% on intangible factors.

     In February of 1996 the Compensation Committee, in connection with the Board's long-term strategic planning for the Company, adopted a substantial, long-term incentive for Mr. Oland in the form of options to purchase an aggregate of 100,000 shares of the Common Stock of the Company at $18.125 per share, the fair market value on the date of grant. The options are contingent on continued employment by the Company and vest on the following schedule:
1996-5,500,  1997-5,500, 1998-5,500, 1999-5,500, 2000-72,500 and 2001-5,500. The
options will expire ten years from the date of grant. The Committee believes that the options create an appropriate incentive for the Company's Chief Executive Officer which align his interests with those of shareholders for the long-term.

     Summary. Aggregate executive compensation increased moderately in fiscal 1996 because the Company achieved record revenues and earnings and individual officers achieved performance goals. The Compensation Committee intends to continue its policy of paying relatively moderate base salaries, basing bonuses on specific revenue and profit goals and granting options to provide long-term incentive.

                                                     G. Arthur Herbert
                                                     Howard V. O'Connell
                                                     Randolph C. Steer, M.D.
                                                          Members of the
                                                          Compensation Committee


Employment Contracts and Change in Control in Arrangements

     The Company has entered into formal three-year employment agreements expiring June 30, 1998 with each of its full-time executive officers with the exception of the President and Chief Executive Officer, with whom the Company has an oral understanding, and Gerald J. Allen, the Vice President-Diagnostics, with whom the Company is currently negotiating a new agreement. The agreements provide for base salaries subject to annual review, bonuses as described in the Compensation Committee Report contained in this proxy statement, benefits as provided to all employees and severance compensation in an amount equal to one month's base salary for each year of employment by the Company in the event that the officer's employment is terminated without cause or in connection with a sale or merger of the Company. Base salaries for fiscal 1997 for the executive officers named in the Summary Compensation Table are as follows: T. Oland - $180,000; M. Tsang - $136,000; J. Weatherbee - $136,000; T. Detwiler - $149,864;
and G. Allen - $112,000. Each of such officers is also subject to a confidentiality and non-competition agreement which prohibits competition with the Company for a period of two years following termination of employment with the Company. As noted above in the Compensation Committee Report, in 1996 the Company revised its agreements with its Vice Chairman, Dr. Roger C. Lucas, who is no longer considered to be an executive officer. Pursuant to such agreements Dr. Lucas will be paid $200,000 for fiscal 1997 and he is subject to a non-competition agreement for two years following any termination of employment with the Company.

Summary Compensation Table

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's President (who serves as chief executive officer) and to the Company's other executive officers whose salary and bonus for fiscal 1996 exceeded $100,000.

                                                                                         Long Term Compensation

                                                                                    Awards               Payouts

                                          Annual Compensation

                                                                                      Securities
                                                                        Restricted   Underlying    LTIP        All Other
Name and                  Fiscal                                        Stock         Options      Payouts      Compen-
Principal Position        Year     Salary ($)   Bonus ($)    Other      Awards($)    /SARs (#)     ($)         sation ($)
- ------------------        ------   ----------   ---------    -----      ----------   ---------     -------     ----------


Thomas E. Oland,          1996     175,000         -0-       None       None          100,000      None        17,711(1)
Chairman of the Board     1995     165,000         -0-       None       None                0      None        17,463(1)
and President             1994     159,000         -0-       None       None              667      None        26,999(1)


Monica Tsang,             1996     124,000       24,800      None       None           15,000      None         8,855(2)
Vice President -          1995     110,200       25,000      None       None           15,000      None         8,732(2)
Research                  1994     100,500         -0-       None       None                0      None        13,005(2)



James A. Weatherbee,      1996     124,000       24,800      None       None           15,000      None         8,855(3)
Vice President and        1995     110,200       25,000      None       None           15,000      None         8,732(3)
Chief Scientific Officer  1994     100,600         -0-       None       None                0      None        13,010(3)



Thomas C. Detwiler,       1996     150,000       21,000      None       None            5,000      None        17,695(4)
Vice President -          1995     147,000         -0-       None       None                0      None        17,463(4)
Scientific and            1994     140,000       56,000      None       None           25,000      None           -0-
Regulatory Affairs

Gerald J. Allen,          1996     104,000       19,800      None       None            5,000      None        12,242(5)
Vice President -          1995      95,800         -0-       None       None                0      None         5,579(5)
Diagnostics               1994      76,000       50,000      None       None           15,000      None           -0-




(1) Amount reflects Company contributions to Profit Sharing and Savings Plan (as to one-half) and Stock Bonus Plan (as to one-half), the latter consisting of 366, 610 and 1,103 shares in fiscal 1996, 1995 and 1994, respectively.
(2) Amount reflects Company contributions to Profit Sharing and Savings Plan (as to one-half) and Stock Bonus Plan (as to one-half), the latter consisting of 183, 305 and 531 shares in fiscal 1996, 1995 and 1994, respectively.
(3) Amount reflects Company contributions to Profit Sharing and Savings Plan (as to one-half) and Stock Bonus Plan (as to one-half), the latter consisting of 183, 305 and 532 shares in fiscal 1996, 1995 and 1994, respectively.
(4) Amount reflects Company contributions to Profit Sharing and Savings Plan (as to one-half) and Stock Bonus Plan (as to one-half), the latter consisting of 366 and 610 shares in fiscal 1996 and 1995, respectively.
(5) Amounts reflects Company contributions to Profit Sharing and Savings Plan (as to one-half) and Stock Bonus Plan (as to one-half), the latter consisting of 253 and 195 shares in fiscal 1996 and 1995, respectively.

Option/SAR Grants During 1996 Fiscal Year

     The following table provides information related to options granted to the named executive officers during fiscal 1996. The Company has not granted any stock appreciation rights.


                                                                Individual Grants                          Potential Realizable
                                                                                                             Value at Assumed
                                                                                                          Annual Rates of Stock
                                                                                                          Price Appreciation for
                                                                                                               Option Term

                           Number of
                           Securities      Percent of Total
                           Underlying        Options/SARs
                          Options/SARs        Granted to        Exercise or
Name                        Granted           Employees         Base Price            Expiration
                               (#)         in Fiscal Year          ($/Sh)                Date           5% ($)           10% ($)
                        -----------------  ---------------        --------            -----------       -------          -------

Thomas E. Oland            33,000(1)            16.8%               $18.125           2/01/06           $376,158        $  953,257
                           67,000(2)            34.0%               $18.125           2/01/06           $763,713        $1,935,401

Monica Tsang               15,000(3)             7.6%                $13.50           6/30/02           $ 82,438        $  192,115

James A. Weatherbee        15,000(3)             7.6%                $13.50           6/30/02           $ 82,438        $  192,115

Thomas C. Detwiler          5,000(3)             2.5%                $13.50           6/30/02           $ 27,479        $   64,038

Gerald J. Allen             5,000(3)             2.5%                $13.50           6/30/02           $ 27,479        $   64,038



(1) Such option is an incentive stock option becoming exercisable as to 5,500 shares per year commencing February 2, 1996.
(2) Such option is a nonqualified option becoming exercisable in full on June 30, 2000.
(3)       Such options are incentive  stock  options and became  exercisable
          July 1, 1996.


Option/SAR Exercises During 1996 Fiscal
Year and Fiscal Year End Option/SAR Values

     The following table provides information related to options exercised by the named executive officers during the 1996 fiscal year and the number and value of options held at fiscal year end.


                                                                      Number of Securities
                                                                      Underlying              Value of
                                                                      Unexercised             Unexercised
                                                                      Options/SARs            In-the-Money
                                                                      at FY-End (#)           Options/SARs at
                              Shares                                  Exercisable/            FY-End ($)(1)
                              Acquired on        Value                Unexercisable           Exercisable/
Name                          Exercise (#)       Realized ($)(1)      -------------           Unexercisable
- ----                          ------------       ------------                                 -------------

Thomas E. Oland                   -0-                -0-              71,777/94,500         1,509,234/1,051,313

Monica Tsang                      -0-                -0-              25,000/15,000           470,000/236,250

James A. Weatherbee               -0-                -0-              25,000/15,000           470,000/236,250

Thomas C. Detwiler                -0-                -0-              15,000/15,000           214,680/221,870

Gerald J. Allen                  3,000             $51,000             3,000/14,000            50,250/229,500



(1) Based on the difference between the closing price of the Company's Common Stock as reported by Nasdaq on the date of exercise or at fiscal year end, as the case may be, and the option exercise price.

Stock Performance Chart

     The following chart compares the cumulative total shareholder return on the Company's Common Stock with S&P Midcap 400 Index and the S&P Midcap Biotechnology Index. The comparison assumes $100 was invested on June 30, 1991 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

- ----------------------------------------------------------------------------------------------------------------------------
                                                                                   INDEXED RETURNS
                                                                                    Years Ending



               Company / Index                Jun 91      Jun 92       Jun 93       Jun 94      Jun 95        Jun 96
- ------------------------------

Techne Corp                                   100         133.33       218.52       155.56      200.00        433.33

S&P MidCap Biotechnology Index                100          83.46        89.89        76.26      117.50        172.06

S&P MidCap 400 Index                          100         118.56       145.46       145.37      177.85        216.24
============================================================================================================================














                              INDEPENDENT AUDITORS

     Deloitte & Touche LLP acted as the Company's independent auditors for the 1996 fiscal year. The Company has not selected its independent auditors for the current fiscal year ending June 30, 1997.

     A representative of Deloitte & Touche LLP is expected to be present at the shareholders' meeting, will have the opportunity to make any desired comments, and will be available to respond to appropriate questions.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10 percent of the Company's Common

Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than 10 percent shareholders ("Insiders") are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended June 30, 1996, all
Section 16(a) filing requirements applicable to Insiders were complied with except by Mr. Henney, who did not file a timely report on Form 3, Mr. Lucas, who did not timely file reports of four stock sales and four option exercises, and by Mr. Oland, who did not timely file a report of an option grant.


                              SHAREHOLDER PROPOSALS

     Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 1997 Annual Meeting must be received by the Company at its offices by May 26, 1997, to be considered for inclusion in the Company's proxy statement and related proxy for the 1997 Annual Meeting.


                                 OTHER BUSINESS

     The Board of Directors knows of no other matters to be presented at the meeting. If any other matter does properly come before the meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.


                                  ANNUAL REPORT

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1996, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material.

     THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1996, TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST. REQUESTS SHOULD BE SENT TO PRESIDENT, TECHNE CORPORATION, 614 MCKINLEY PLACE N.E., MINNEAPOLIS, MINNESOTA 55413.


Dated:   September 24, 1996
         Minneapolis, Minnesota

                               TECHNE CORPORATION


                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints THOMAS E. OLAND and ROGER C. LUCAS, or either of them acting alone, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock of Techne Corporation registered in the name of the undersigned, at the Annual Meeting of the Shareholders to be held on Thursday, October 24, 1996, at 3:30 p.m., Minneapolis Time, at the offices of the Company, 614 McKinley Place N.E., Minneapolis, Minnesota, and at all adjournments of such meeting. The undersigned hereby revokes all proxies previously granted with respect to such meeting.

The Board of Directors recommends that you vote "FOR" the following proposals:

(1)      SET NUMBER OF DIRECTORS AT SEVEN:

         [    ] FOR               [    ] AGAINST                [    ] ABSTAIN

(2)      ELECT DIRECTORS:    Nominees:  Thomas E. Oland, Roger C. Lucas,
         Howard V. O'Connell, G. Arthur Herbert, Randolph C. Steer, M.D., Lowell E. Sears and Christopher S. Henney.

         [    ] FOR all Nominees listed above       [    ] WITHOUT AUTHORITY to
                (except those whose names have             vote for all nominees
                been written on the line below)            listed above

     (To withhold authority to vote for any nominee, write that nominee's name on the line below.)



(3) OTHER MATTERS. In their discretion, the appointed proxies are authorized to vote upon such others business as may properly come before the Meeting or any adjournment.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.


Date_________________, 1996

                                   --------------------------------------------

                                   --------------------------------------------
                                   PLEASE DATE AND SIGN ABOVE exactly as name appears at the left, indicating, where appropriate, official position or representative capacity. If stock is held in joint tenancy, each joint owner should sign.